EXHIBIT 99.1
Release: Immediate

Contact:	Robert Friess (investment community)	David Miller (editorial/media)
	(408) 986-7977	(408) 563-9582
APPLIED MATERIALS ANNOUNCES
FISCAL 2008 FULL YEAR AND FOURTH QUARTER RESULTS
     SANTA CLARA, Calif., November 12, 2008 — Applied Materials, Inc. reported results for its fiscal year and fourth quarter ended October 26, 2008.
     Fourth quarter net sales were $2.04 billion, down from $2.37 billion for the fourth quarter of fiscal 2007, and up from $1.85 billion for the third quarter of fiscal 2008. Gross margin was 39.1 percent, down from 45.5 percent for the fourth quarter of fiscal 2007, and down from 40.2 percent for the third quarter of fiscal 2008. GAAP net income was $231 million, or $0.17 per diluted share, down from net income of $422 million, or $0.30 per diluted share, for the fourth quarter of fiscal 2007, and up from $165 million, or $0.12 per diluted share, for the third quarter of fiscal 2008.
     New orders of $2.21 billion for the fourth quarter of fiscal 2008 were comparable to the fourth quarter of fiscal 2007, and increased from $2.03 billion for the third quarter of fiscal 2008. Regional distribution of new orders for the fourth quarter of fiscal 2008 was: Taiwan 26 percent, North America 22 percent, Southeast Asia and China 22 percent, Europe 11 percent, Korea 10 percent, and Japan 9 percent. Backlog at the end of the fourth quarter of fiscal 2008 was $4.85 billion, up from $4.74 billion at the end of the third quarter of fiscal 2008 and up from $3.65 billion at the end of fiscal 2007.
     Fiscal 2008 net sales were $8.13 billion, down from $9.73 billion for fiscal 2007. Gross margin for fiscal 2008 was 42.4 percent, down from 46.1 percent for fiscal 2007. GAAP net income for fiscal 2008 was $961 million, or $0.70 per diluted share, down from net income of $1.71 billion, or $1.20 per diluted share, for fiscal 2007. New orders of $9.16 billion for fiscal 2008 decreased from $9.68 billion for fiscal 2007.
     “Fiscal 2008 was a pivotal year for Applied as we made significant progress in advancing our Silicon and Display businesses and expanding in the solar market. Our fourth quarter results demonstrate effective performance in a very challenging environment,” said Mike Splinter, president and CEO. “We passed a major milestone as the first SunFabtm Thin Film Solar Line began volume production demonstrating Applied’s commitment to deliver exciting new technology to the solar industry.
     “As Applied moves into fiscal 2009, we will implement further cost-reduction actions due to declining market conditions, and we will invest in strategic priorities,” concluded Splinter.
     Applied will implement a restructuring program beginning in the first quarter of fiscal 2009, designed to streamline the organization and reduce operating costs. When completed the program is expected to drive annualized cost savings of approximately $400 million. As part of this program, the company plans to reduce its global workforce by approximately 12% or 1,800 positions by the end of fiscal 2009 through a combination of attrition, voluntary separation and other workforce reduction programs consistent with local legal requirements and in consultation with employee representatives, where applicable.

     Non-GAAP net income for fiscal 2008 was $1.20 billion, or $0.87 per diluted share, compared to non-GAAP net income of $1.90 billion, or $1.33 per diluted share, for fiscal 2007. Non-GAAP net income for the fourth quarter of fiscal 2008 was $264 million, or $0.20 per diluted share, compared to non-GAAP net income of $472 million, or $0.34 per diluted share, for the fourth quarter of fiscal 2007, and $228 million or $0.17 per diluted share for the third quarter of fiscal 2008. Non-GAAP adjustments are explained below and detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results.
     Effective in the first quarter of fiscal 2008, Applied changed its management reporting system for services, with all service results reported in the Applied Global Services segment. Fiscal 2007 segment information has been reclassified to conform to the fiscal 2008 presentation. Results by reportable segment for fiscal 2008 and fiscal 2007 were:

	Twelve Months Ended			Twelve Months Ended
	October 26, 2008			October 28, 2007
			Operating			Operating
	New	Net	Income	New	Net	Income
(In millions)	Orders	Sales	(Loss)	Orders	Sales	(Loss)
Silicon	$4,092	$4,005	$1,242	$6,651	$6,512	$2,379

Applied Global Services	2,249	2,329	575	2,508	2,353	630

Display	1,486	976	310	273	705	159

Energy and Environmental Solutions	1,329	819	(183)	245	165	(89)
     Results by reportable segment for the fourth quarter of fiscal 2008, the third quarter of fiscal 2008, and the fourth quarter of fiscal 2007 were:

	Three Months Ended			Three Months Ended			Three Months Ended
	October 26, 2008			July 27, 2008			October 28, 2007
						Operating			Operating
	New	Net	Operating	New	Net	Income	New	Net	Income
(In millions)	Orders	Sales	Income	Orders	Sales	(Loss)	Orders	Sales	(Loss)
Silicon	$1,162	$744	$177	$793	$756	$172	$1,343	$1,511	$550

Applied Global Services	496	528	123	541	607	145	645	605	159

Display	65	334	113	374	311	103	120	189	47

Energy and Environmental Solutions	490	438	21	322	174	(85)	98	62	(30)

     Non-GAAP net income and non-GAAP EPS, detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results, exclude charges related to (i) equity-based compensation, (ii) certain items associated with acquisitions, including inventory fair value adjustments on products sold and amortization of purchased intangible assets, (iii) restructuring and asset impairments, (iv) certain costs associated with ceasing development of beamline implant products, and/or (v) the resolution of income tax audits and changes in tax credits. Management uses non-GAAP net income and non-GAAP EPS to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes that these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for net income or EPS prepared in accordance with GAAP.
     Applied Materials will discuss its fiscal 2008 full year and fourth quarter results, along with its outlook for the first quarter of fiscal 2009, on the earnings call today beginning at 1:30 p.m. Pacific Time. A webcast of the earnings call will be available at www.appliedmaterials.com.
     This press release contains forward-looking statements, including statements regarding Applied’s performance, operational execution, products, technologies, growth, cost-reductions actions and anticipated savings, as well as industry and global economic outlooks. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for nanomanufacturing technology products, which is subject to many factors, including uncertain global economic and market conditions, business and consumer spending, demand for electronic products and semiconductors, governmental renewable energy policies and incentives, and geopolitical uncertainties; customers’ utilization rates and capacity requirements, including capacity utilizing the latest technology; adverse conditions in the global banking system and financial markets; customers’ ability to acquire sufficient capital, obtain regulatory approvals and/or fulfill infrastructure requirements; variability of operating results among the company’s segments caused by differing conditions in the served markets; the successful performance of acquired businesses and joint ventures; changes in Applied’s business requirements; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) maintain effective cost controls and timely align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and efficiencies, (v) obtain and protect intellectual property rights in key technologies, (vi) implement its restructuring program as planned and realize expected benefits, and (vii) attract, motivate and retain key employees; and other risks described in Applied Materials’ SEC filings, including its reports on Forms 10-K, 10-Q and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
     Applied Materials, Inc. (Nasdaq: AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	October 26,	October 28,	October 26,	October 28,
(In thousands, except per share amounts)	2008	2007	2008	2007
Net sales	$2,043,677	$2,367,044	$8,129,240	$9,734,856
Cost of products sold	1,244,972	1,290,139	4,686,412	5,242,413

Gross margin	798,705	1,076,905	3,442,828	4,492,443

Operating expenses:
Research, development and engineering	275,222	270,878	1,104,122	1,142,073
Marketing and selling	100,131	116,270	459,402	451,258
General and administrative	138,410	125,624	505,762	501,185
Restructuring and asset impairments	(9,686)	3,039	39,948	26,421

Income from operations	294,628	561,094	1,333,594	2,371,506

Pre-tax loss of equity method investment	9,867	12,162	35,527	29,371
Gain on sale of facility	21,837	—	21,837	—
Interest expense	4,846	9,243	20,506	38,631
Interest income	20,937	39,556	109,320	136,149

Income before income taxes	322,689	579,245	1,408,718	2,439,653

Provision for income taxes	91,594	157,484	447,972	729,457

Net income	$231,095	$421,761	$960,746	$1,710,196

Earnings per share:
Basic	$0.17	$0.31	$0.71	$1.22
Diluted	$0.17	$0.30	$0.70	$1.20

Weighted average number of shares:
Basic	1,338,227	1,381,871	1,354,176	1,406,685
Diluted	1,350,092	1,403,687	1,374,507	1,427,002

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	October 26,	October 28,
(In thousands)	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$1,411,624	$1,202,722
Short-term investments	689,044	1,166,857
Accounts receivable, net	1,691,027	2,049,427
Inventories	1,987,017	1,313,237
Deferred income taxes	388,807	426,471
Income taxes receivable	125,605	—
Other current assets	371,033	448,879

Total current assets	6,664,157	6,607,593

Long-term investments	1,367,056	1,362,425
Property, plant and equipment	2,831,952	2,782,204
Less: accumulated depreciation and amortization	(1,737,752)	(1,730,962)

Net property, plant and equipment	1,094,200	1,051,242

Goodwill, net	1,174,673	1,006,410
Purchased technology and other intangible assets, net	388,429	373,178
Equity method investment	79,533	115,060
Deferred income taxes and other assets	138,270	146,370

Total assets	$10,906,318	$10,662,278

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,068	$2,561
Accounts payable and accrued expenses	2,771,090	2,221,516
Income taxes payable	173,394	157,549

Total current liabilities	2,945,552	2,381,626

Long-term debt	201,576	202,281
Other liabilities	310,232	256,962

Total liabilities	3,457,360	2,840,869

Stockholders’ equity:
Common stock	13,308	13,857
Additional paid-in capital	5,095,894	4,658,832
Retained earnings	11,501,288	10,863,291
Treasury stock	(9,134,962)	(7,725,924)
Accumulated other comprehensive income/(loss)	(26,570)	11,353

Total stockholders’ equity	7,448,958	7,821,409

Total liabilities and stockholders’ equity	$10,906,318	$10,662,278

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	October 26,	October 28,
(In thousands)	2008	2007
Cash flows from operating activities:
Net income	$960,746	$1,710,196
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	320,051	268,334
Loss on fixed asset retirements	6,826	21,401
Restructuring and asset impairments	49,634	26,421
Deferred income taxes	(58,259)	31,642
Excess tax benefits from equity-based compensation plans	(7,491)	(49,794)
Acquired in-process research and development expense	—	4,900
Net recognized loss on investments	4,392	5,460
Pretax loss of equity-method investment	35,527	29,371
Equity-based compensation	178,943	161,197
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	424,290	34,259
Inventories	(638,256)	140,933
Other current assets	94,247	(164,289)
Other assets	(394)	3,359
Accounts payable and accrued expenses	352,918	(12,473)
Income taxes	8,126	(23,968)
Other liabilities	(20,832)	22,347

Cash provided by operating activities	1,710,468	2,209,296

Cash flows from investing activities:
Capital expenditures	(287,906)	(264,784)
Cash paid for acquisitions, net of cash acquired	(235,324)	(599,653)
Proceeds from sale of facility	42,210	—
Proceeds from disposition of assets held for sale	—	37,611
Proceeds from sales and maturities of investments	5,962,316	3,053,640
Purchases of investments	(5,534,475)	(3,203,427)

Cash used in investing activities	(53,179)	(976,613)

Cash flows from financing activities:
Debt repayments	(2,117)	(202,139)
Proceeds from common stock issuances	393,978	898,025
Common stock repurchases	(1,499,984)	(1,331,997)
Excess tax benefits from equity-based compensation plans	7,491	49,794
Payment of dividends to stockholders	(325,405)	(305,672)

Cash used in financing activities	(1,426,037)	(891,989)

Effect of exchange rate changes on cash and cash equivalents	(22,350)	565

Increase/(decrease) in cash and cash equivalents	208,902	341,259
Cash and cash equivalents — beginning of period	1,202,722	861,463

Cash and cash equivalents — end of period	$1,411,624	$1,202,722

Supplemental cash flow information:
Cash payments for income taxes	$368,459	$845,756
Cash payments for interest	$14,580	$29,104

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Twelve Months Ended

	October 26,	July 27,	October 28,	October 26,	October 28,
(In thousands, except per share amounts)	2008	2008	2007	2008	2007
Non-GAAP Net Income

Reported net income (GAAP basis)	$231,095	$164,768	$421,761	$960,746	$1,710,196
Equity-based compensation expense	43,778	46,121	30,889	178,943	161,196
Certain items associated with acquisitions [1]	35,320	41,109	29,497	138,611	85,513
Gain on sale of facility	(21,837)	—	—	(21,837)	—
Restructuring and asset impairments [2,3]	(9,686)	138	3,039	39,948	26,421
Costs associated with ceasing development of beamline implant products [4]	—	156	9,391	1,436	66,063
Resolution of audits of prior years’ income tax filings [5]	—	—	—	—	(36,242)
Income tax effect of non-GAAP adjustments	(14,765)	(24,601)	(22,691)	(99,834)	(108,501)

Non-GAAP net income	$263,905	$227,691	$471,886	$1,198,013	$1,904,646

Non-GAAP Net Income Per Diluted Share

Reported net income per diluted share (GAAP basis)	$0.17	$0.12	$0.30	$0.70	$1.20
Equity-based compensation expense	0.02	0.02	0.02	0.09	0.08
Certain items associated with acquisitions	0.02	0.02	0.01	0.07	0.04
Gain on sale of facility	(0.01)	—	—	(0.01)	—
Restructuring and asset impairments	—	—	—	0.02	0.01
Costs associated with ceasing development of beamline implant products	—	—	—	—	0.03
Resolution of audits of prior years’ income tax filings	—	—	—	—	(0.03)

Non-GAAP net income — per diluted share	$0.20	$0.17	$0.34	$0.87	$1.33

Shares used in diluted shares calculation	1,350,092	1,367,557	1,403,687	1,374,507	1,427,002

[1]	Incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.

[2]	Results for the twelve months ended October 26, 2008 included restructuring charges of $29 million associated with a global cost reduction plan.

[3]	Results for the fiscal quarters ended October 26, 2008, July 27, 2008 and October 28, 2007 included restructuring and asset impairment benefit of $351,000 and charges of $138,000 and $3 million, respectively, associated with ceasing development of beamline implant products. Results for the twelve months ended October 26, 2008 and October 28, 2007 included restructuring and asset impairment charges of $11 million and $30 million, respectively, associated with ceasing development of beamline implant products. Results for the twelve months ended October 28, 2007 included a net benefit of $3 million from the sale of the Hillsboro, Oregon facility.

[4]	Results for the fiscal quarters ended July 27, 2008 and October 28, 2007 included other operating charges of $156,000 and $9 million, respectively, associated with ceasing development of beamline implant products. Results for the twelve months ended October 26, 2008 and October 28, 2007 included other operating charges of $1 million and $66 million, respectively, associated with ceasing development of beamline implant products.

[5]	Results for the twelve months ended October 28, 2007 consisted of a $36 million benefit from the resolution of audits of prior years’ income tax filings and changes in tax credits.